Exhibit 99.1

Teradyne Reports Third Quarter 2021 Results

•	Revenue of $951 million in Q3’21 grew 16% from Q3’20 and 63% from Q3’19

•	GAAP Gross Margin 60% in Q3’21, up from 56% in Q3’20 and 59% in Q3’19

•	Q3’21 GAAP earnings per share grew 17% from Q3’20 and 88% from Q3’19

•	Q3’21 non-GAAP earnings per share grew 35% from Q3’20 and 106% from Q3’19

•	Test revenue grew 14% from Q3’20 and 67% from Q3’19 on Semiconductor Test and Wireless Test strength

•	Industrial Automation revenue grew 32% from Q3’20 and 32% from Q3’19 on global demand growth at Universal Robots

•	Q4’21 Revenue guidance at mid-point represents 13% growth from Q4’20 and 31% from Q4’19

	Q3’21	Q3’20	Q2’21	Q1-Q3’21	Q1-Q3’20
Revenue (mil)	$951	$819	$1,086	$2,818	$2,363
GAAP EPS	$1.41	$1.21	$1.76	$4.26	$3.23
Non-GAAP EPS	$1.59	$1.18	$1.91	$4.61	$3.52

NORTH READING, Mass. – October 26, 2021 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $951 million for the third quarter of 2021 of which $688 million was in Semiconductor Test, $103 million in System Test, $69 million in Wireless Test and $91 million in Industrial Automation (IA). GAAP net income for the third quarter was $256.7 million or $1.41 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $278.6 million, or $1.59 per diluted share, which excluded losses on convertible debt conversions, acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, discrete tax adjustments and included the related tax impact on non-GAAP adjustments.

“Demand for both our Test and Industrial Automation products remained strong in Q3 and we delivered our eighth consecutive quarter of double-digit, year on year revenue and profit growth,” said Teradyne CEO and President Mark Jagiela. “Higher than expected test shipments balanced lower than planned shipments from our Industrial Automation businesses as we encountered supply constraints in those product lines in the quarter.

“Q4’21 sales are expected to increase over 10% from Q4 2020’s record level on growing demand in Industrial/Automotive Test, Storage Test, and Industrial Automation. Full year company sales, GAAP EPS and non-GAAP EPS are expected to grow 18%, 28% and 27%, respectively, at the mid-point of our guidance.”

Guidance for the fourth quarter of 2021 is revenue of $820 million to $900 million, with GAAP net income of $1.08 to $1.33 per diluted share and non-GAAP net income of $1.14 to $1.40 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, is scheduled at 8:30 a.m. ET, Wednesday, October 27. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude losses on convertible debt conversions, acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2020, Teradyne had revenue of $3.1 billion and today employs over 5,700 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 pandemic, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore were not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that became subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne continues to assess the impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the new export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company is assessing the potential impact of these new Chinese laws and monitoring relevant laws and regulations issued by the Chinese government.

The global pandemic of the novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, shutdowns, and vaccination mandates. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. Most recently, on September 9, 2021, President Biden issued Executive Order 14042 requiring covered employees of certain Federal contractors and subcontractors to be “fully vaccinated,” unless legally entitled to an accommodation due to a disability or religious belief, practice, or observance. Additionally, on September 9, 2021, President Biden announced that he has directed the Occupational Safety and Health Administration (OSHA) to develop a rule mandating vaccination or weekly testing for employers with 100+ employees. As Teradyne implements measures to comply with these new regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2021 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2021. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2021

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net revenues	$950,501	$1,085,728	$819,484	$2,817,835	$2,362,500
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	379,500	438,739	360,556	1,138,227	1,026,549

Gross profit	571,001	646,989	458,928	1,679,608	1,335,951
Operating expenses:
Selling and administrative	134,829	140,187	115,840	404,812	340,488
Engineering and development	107,220	110,021	94,909	317,644	274,170
Acquired intangible assets amortization	5,355	5,402	6,219	16,293	25,052
Restructuring and other (2)	1,197	2,507	(27,701)	(3,426)	1,915

Operating expenses	248,601	258,117	189,267	735,323	641,625
Income from operations	322,400	388,872	269,661	944,285	694,326
Interest and other expense (3)	24,645	4,846	5,930	38,511	16,237

Income before income taxes	297,755	384,026	263,731	905,774	678,089
Income tax provision	41,037	55,707	41,013	115,225	90,274

Net income	$256,718	$328,319	$222,718	$790,549	$587,815

Net income per common share:
Basic	$1.56	$1.98	$1.34	$4.77	$3.54

Diluted	$1.41	$1.76	$1.21	$4.26	$3.23

Weighted average common shares—basic	164,583	165,995	166,014	165,690	166,131

Weighted average common shares—diluted (4)	181,987	186,750	184,338	185,492	181,777

Cash dividend declared per common share	$0.10	$0.10	$0.10	$0.30	$0.30

(1) Cost of revenues includes:	Quarter Ended			Nine Months Ended
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Provision for excess and obsolete inventory	$8,149	$798	$3,479	$11,775	$13,116
Sale of previously written down inventory	(824)	(428)	(310)	(2,043)	(1,722)
Inventory step-up	—	—	121	—	360

	$7,325	$370	$3,290	$9,732	$11,754

(2) Restructuring and other consists of:	Quarter Ended			Nine Months Ended
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Employee severance	$617	$436	$456	$1,242	$1,220
Acquisition related expenses and compensation	275	275	(1,086)	313	3,418
Contingent consideration fair value adjustment	—	—	(27,206)	(7,227)	(7,967)
Contract termination settlement fee	—	—	—	—	4,000
Other	305	1,796	135	2,246	1,244

	$1,197	$2,507	$(27,701)	$(3,426)	$1,915

(3) Interest and other expense includes:	Quarter Ended			Nine Months Ended
	October 3, 2021	July 4, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Loss on convertible debt conversions	$20,153	$1,175	$—	$25,397	$—
Non-cash convertible debt interest	2,262	3,277	3,629	9,120	10,752
Pension actuarial (gains) losses	—	(627)	2,688	(627)	2,589

	$22,415	$3,825	$6,317	$33,890	$13,341

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended October 3, 2021, July 4, 2021 and September 27, 2020, 6.5 million, 9.6 million and 9.2 million shares, respectively, have been included in diluted shares. For the nine months ended October 3, 2021 and September 27, 2020, 8.8 million and 8.0 million shares, respectively, have been included in diluted shares. For the quarters ended October 3, 2021, July 4, 2021 and September 27, 2020, diluted shares also included 9.8 million, 10.1 million and 7.8 million shares, respectively, from the convertible note hedge transaction. For the nine months ended October 3, 2021 and September 27, 2020, diluted shares included 9.8 million and 6.4 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 3, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,079,454	$914,121
Marketable securities	233,397	522,280
Accounts receivable, net	597,124	497,506
Inventories, net	224,242	222,189
Prepayments and other current assets	386,967	259,338

Total current assets	2,521,184	2,415,434
Property, plant and equipment, net	390,545	394,800
Operating lease right-of-use assets, net	61,608	54,569
Marketable securities	136,664	117,980
Deferred tax assets	96,808	87,913
Retirement plans assets	16,958	17,468
Other assets	23,340	9,384
Acquired intangible assets, net	81,677	100,939
Goodwill	433,398	453,859

Total assets	$3,762,182	$3,652,346

Liabilities
Accounts payable	$154,912	$133,663
Accrued employees’ compensation and withholdings	196,928	220,321
Deferred revenue and customer advances	140,380	134,662
Other accrued liabilities	135,492	77,581
Operating lease liabilities	20,601	20,573
Income taxes payable	73,077	80,728
Current debt	32,219	33,343

Total current liabilities	753,609	700,871
Retirement plans liabilities	153,249	151,140
Long-term deferred revenue and customer advances	60,022	58,359
Long-term contingent consideration	—	7,227
Long-term other accrued liabilities	19,704	19,352
Deferred tax liabilities	6,907	10,821
Long-term operating lease liabilities	48,492	42,073
Long-term income taxes payable	67,041	74,930
Debt	112,784	376,768

Total liabilities	1,221,808	1,441,541

Mezzanine equity	2,881	3,787
Shareholders’ equity	2,537,493	2,207,018

Total liabilities, convertible common shares and shareholders’ equity	$3,762,182	$3,652,346

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cash flows from operating activities:
Net income	$256,718	$222,718	$790,549	$587,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,018	19,806	67,866	58,111
Stock-based compensation	11,418	11,661	34,649	33,028
Amortization	8,283	10,343	27,626	36,577
Loss on convertible debt conversions	20,153	—	25,397	—
Provision for excess and obsolete inventory	8,149	3,479	11,775	13,116
Deferred taxes	(9,932)	2,616	(10,732)	(4,547)
Gains on investments	(100)	(3,046)	(4,750)	(3,515)
Retirement plans actuarial losses (gains)	—	2,688	(627)	2,589
Contingent consideration fair value adjustment	—	(27,206)	(7,227)	(7,967)
Other	45	225	243	750
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	269,399	109,025	(103,299)	(222,015)
Inventories	2,035	20,726	21,943	16,998
Prepayments and other assets	(21,148)	8,728	(138,564)	(40,751)
Accounts payable and other liabilities	(21,726)	(32,020)	65,064	81,557
Deferred revenue and customer advances	(6,490)	7,934	8,699	36,589
Retirement plans contributions	(1,384)	(1,383)	(4,123)	(3,884)
Income taxes	(14,778)	(13,782)	(17,406)	24,060

Net cash provided by operating activities	522,660	342,512	767,083	608,511

Cash flows from investing activities:
Purchases of property, plant and equipment	(29,205)	(62,858)	(103,162)	(146,872)
Purchases of marketable securities	(111,384)	(188,880)	(509,470)	(488,428)
Proceeds from maturities of marketable securities	111,064	126,423	571,277	309,407
Proceeds from sales of marketable securities	93,325	5,950	209,437	32,611
Purchase of investment and acquisition of businesses, net of cash acquired	—	—	(12,000)	149
Proceeds from life insurance	—	—	—	546

Net cash provided by (used for) investing activities	63,800	(119,365)	156,082	(292,587)

Cash flows from financing activities:
Payments of convertible debt principal	(235,169)	—	(301,997)	—
Repurchase of common stock	(209,596)	—	(406,180)	(88,465)
Dividend payments	(16,440)	(16,604)	(49,711)	(49,870)
Payments related to net settlement of employee stock compensation awards	(251)	(216)	(32,045)	(22,735)
Issuance of common stock under stock purchase and stock option plans	9	13,771	32,590	26,528
Payments of contingent consideration	—	—	—	(8,852)

Net cash used for financing activities	(461,447)	(3,049)	(757,343)	(143,394)

Effects of exchange rate changes on cash and cash equivalents	—	(349)	(489)	(1,274)

Increase in cash and cash equivalents	125,013	219,749	165,333	171,256
Cash and cash equivalents at beginning of period	954,441	725,431	914,121	773,924

Cash and cash equivalents at end of period	$1,079,454	$945,180	$1,079,454	$945,180

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	October 3, 2021	% of Net Revenues			July 4, 2021	% of Net Revenues			September 27, 2020	% of Net Revenues
Net revenues	$950.5				$1,085.7				$819.5
Gross profit GAAP	$571.0	60.1%			$647.0	59.6%			$458.9	56.0%
Inventory step-up	—	—			—	—			0.1	0.0%

Gross profit non-GAAP	$571.0	60.1%			$647.0	59.6%			$459.0	56.0%
Income from operations—GAAP	$322.4	33.9%			$388.9	35.8%			$269.7	32.9%
Restructuring and other (1)	1.2	0.1%			2.5	0.2%			(27.7)	-3.4%
Acquired intangible assets amortization	5.4	0.6%			5.4	0.5%			6.2	0.8%
Inventory step-up	—	—			—	—			0.1	0.0%

Income from operations - non-GAAP	$329.0	34.6%			$396.8	36.5%			$248.3	30.3%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	October 3, 2021	% of Net Revenues	Basic	Diluted	July 4, 2021	% of Net Revenues	Basic	Diluted	September 27, 2020	% of Net Revenues	Basic	Diluted
Net income—GAAP	$256.7	27.0%	$1.56	$1.41	$328.3	30.2%	$1.98	$1.76	$222.7	27.2%	$1.34	$1.21
Restructuring and other (1)	1.2	0.1%	0.01	0.01	2.5	0.2%	0.02	0.01	(27.7)	-3.4%	(0.17)	(0.15)
Acquired intangible assets amortization	5.4	0.6%	0.03	0.03	5.4	0.5%	0.03	0.03	6.2	0.8%	0.04	0.03
Loss on convertible debt conversions (2)	20.2	2.1%	0.12	0.11	1.2	0.1%	0.01	0.01	—	—	—	—
Interest and other (2)	2.3	0.2%	0.01	0.01	3.3	0.3%	0.02	0.02	3.6	0.4%	0.02	0.02
Pension mark-to-market adjustment (2)	—	—	—	—	(0.6)	-0.1%	(0.00)	(0.00)	2.7	0.3%	0.02	0.01
Inventory step-up	—	—	—	—	—	—	—	—	0.1	0.0%	0.00	0.00
Exclude discrete tax adjustments	(5.9)	-0.6%	(0.04)	(0.03)	(1.1)	-0.1%	(0.01)	(0.01)	(4.4)	-0.5%	(0.03)	(0.02)
Non-GAAP tax adjustments	(1.3)	-0.1%	(0.01)	(0.01)	(1.5)	-0.1%	(0.01)	(0.01)	2.2	0.3%	0.01	0.01
Convertible share adjustment (3)	—	—	—	0.06	—	—	—	0.10	—	—	—	0.06

Net income—non-GAAP	$278.6	29.3%	$1.69	$1.59	$337.5	31.1%	$2.03	$1.91	$205.4	25.1%	$1.24	$1.18

GAAP and non-GAAP weighted average common shares— basic	164.6				166.0				166.0
GAAP weighted average common shares—diluted	182.0				186.8				184.3
Exclude dilutive shares related to convertible note transaction	(6.5)				(9.6)				(9.2)

Non-GAAP weighted average common shares - diluted	175.5				177.2				175.2

(1) Restructuring and other consists of:

	Quarter Ended
	October 3, 2021				July 4, 2021				September 27, 2020
Employee severance	$0.6				$0.4				$0.5
Acquisition related expenses and compensation	0.3				0.3				(1.1)
Contingent consideration fair value adjustment	—				—				(27.2)
Contract termination settlement fee	—				—				—
Other	0.3				1.8				0.1

	$1.2				$2.5				$(27.7)

(2)

For the quarters ended October 3, 2021, July 4, 2021, and September 27, 2020, Interest and other included non-cash convertible debt interest expense. For the quarters ended October 3, 2021 and July 4, 2021, adjustment to exclude loss on convertible debt conversions. For the quarters ended July 4, 2021 and September 27, 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended October 3, 2021, July 4, 2021, and September 27, 2020, the non-GAAP diluted EPS calculation adds back $0.4 million, $0.9 million, and $1.3 million, respectively, of convertible debt interest expense to non-GAAP net income, and non-GAAP weighted average diluted common shares include 9.8 million, 10.1 million and 7.8 million shares, respectively, from the convertible note hedge transaction.

	Nine Months Ended
	October 3, 2021	% of Net Revenues			September 27, 2020	% of Net Revenues
Net Revenues	$2,817.8				$2,362.5
Gross profit GAAP	$1,679.6	59.6%			$1,336.0	56.6%
Inventory step-up	—	—			0.4	0.0%

Gross profit non-GAAP	$1,679.6	59.6%			$1,336.4	56.6%
Income from operations—GAAP	$944.3	33.5%			$694.3	29.4%
Restructuring and other (1)	(3.4)	-0.1%			1.9	0.1%
Acquired intangible assets amortization	16.3	0.6%			25.1	1.1%
Inventory step-up	—	—			0.4	0.0%

Income from operations—non-GAAP	$957.2	34.0%			$721.7	30.5%

			Net Income				Net Income
	October 3, 2021	% of Net Revenues	Basic	Diluted	September 27, 2020	% of Net Revenues	Basic	Diluted
Net income—GAAP	$790.5	28.1%	$4.77	$4.26	$587.8	24.9%	$3.54	$3.23
Restructuring and other (1)	(3.4)	-0.1%	(0.02)	(0.02)	1.9	0.1%	0.01	0.01
Acquired intangible assets amortization	16.3	0.6%	0.10	0.09	25.1	1.1%	0.15	0.14
Loss on convertible debt conversions (2)	25.4	0.9%	0.15	0.14	—	—	—	—
Interest and other (2)	9.1	0.3%	0.05	0.05	10.8	0.5%	0.07	0.06
Pension mark-to-market adjustment (2)	(0.6)	0.0%	(0.00)	(0.00)	2.6	0.1%	0.02	0.01
Inventory step-up	—	—	—	—	0.4	0.0%	0.00	0.00
Exclude discrete tax adjustments	(22.1)	-0.8%	(0.13)	(0.12)	(13.1)	-0.6%	(0.08)	(0.07)
Non-GAAP tax adjustments	(3.2)	-0.1%	(0.02)	(0.02)	(8.0)	-0.3%	(0.05)	(0.04)
Convertible share adjustment (3)	—	—	—	0.22	—	—	—	0.16

Net income—non-GAAP	$812.0	28.8%	$4.90	$4.61	$607.5	25.7%	$3.66	$3.52

GAAP and non-GAAP weighted average common shares - basic	165.7				166.1
GAAP weighted average common shares —diluted	185.5				181.8
Exclude dilutive shares from convertible note	(8.8)				(8.0)

Non-GAAP weighted average common shares—diluted	176.7				173.8

(1) Restructuring and other consists of:

	Nine Months Ended
	October 3, 2021				September 27, 2020
Contingent consideration fair value adjustment	$(7.2)				$(8.0)
Employee severance	1.2				1.2
Acquisition related expenses and compensation	0.3				3.4
Contract termination settlement fee	—				4.0
Other	2.2				1.2

	$(3.4)				$1.9

(2)   For the nine months ended October 3, 2021 and September 27, 2020, Interest and other included non-cash convertible debt interest expense. For the nine months ended October 3, 2021, adjustment to exclude loss on convertible debt conversions. For the nine months ended October 3, 2021 and September 27, 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)   For the nine months ended October 3, 2021 and September 27, 2020, the non-GAAP diluted EPS calculation adds back $2.6 million and $3.9 million, respectively, of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 9.8 million and 6.4 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2021 guidance:

GAAP and non-GAAP four quarter revenue guidance:		$820 million	to	$900 million
GAAP net income per diluted share		$1.08		$1. 33
Exclude acquired intangible assets amortization		0.03		0.03
Exclude non-cash convertible debt interest		0.01		0.01
Tax effect of non-GAAP adjustments		(0.01)		(0.01)
Convertible share adjustment		0.02		0.03

Non-GAAP net income per diluted share		$1.14		$1.40

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations